June 26, 1998




Workflow Management
240 Royal Palm Way
Palm Beach, Florida 33480

         Re:      1998 Stock Incentive Plan

Dear Sirs:

         In connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 4,387,580 shares of Common Stock, par value $.001 of Workflow Management, Inc. (the "Company"), which may be issued pursuant to the terms of the Company's 1998 Stock Incentive Plan (the "Plan"), we hereby advise you that it is our opinion that upon issuance pursuant to the terms of the Plan, the shares of Common Stock which may be issued pursuant thereto will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Kaufman & Canoles, P.C.
                                                     ---------------------------
                                                     Kaufman & Canoles, P.C.